JOINT INSURED FIDELITY BOND AGREEMENT

Agreement made as of February 3, 2012 by and among each investment company or investment adviser listed on Schedule I hereto (collectively, the "Insureds").
W I T N E S S E T H:
WHEREAS, each Insured is either an investment company (each, a "Fund" and collectively, the "Funds") registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or an investment adviser registered under the Investment Advisers Act of 1940, as amended;
WHEREAS, each Insured is covered as a joint insured under the Investment Company Fidelity Bond (the "Bond") written by Vigilant Insurance Company (bond number 82126570) in the amount of $5,600,000;
WHEREAS, the parties have entered into this Agreement to comply with Rule 17g-1 promulgated by the Securities and Exchange Commission under the 1940 Act.
NOW THEREFORE IT IS HEREBY AGREED:
1.           If any recovery is received under the Bond as a result of a loss sustained by a Fund and one or more other Insureds, the Fund shall receive an equitable and proportionate share of the recovery, but such recovery shall at least equal the amount which the Fund would have received had it provided and maintained a single insured bond with the minimum coverage required by paragraph (d)(1) of Rule 17g-1 under the 1940 Act.
2.           This Agreement shall be binding upon and shall inure to benefit of any successor company of any of the undersigned, or any company into which any of the undersigned may be merged or with which it may be consolidated.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

UBS ALTERNATIVE AND QUANTITATIVE INVESTMENTS LLC

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Authorized Person

UBS EUCALYPTUS MANAGEMENT, L.L.C.

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Authorized Person

UBS JUNIPER MANAGEMENT, L.L.C.

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Authorized Person

UBS WILLOW MANAGEMENT, L.L.C.

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Authorized Person

O'CONNOR FUND OF FUNDS: EQUITY OPPORTUNITY LLC

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

O'CONNOR FUND OF FUNDS: EVENT LLC

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

O'CONNOR FUND OF FUNDS: LONG/SHORT CREDIT STRATEGIES LLC

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

O'CONNOR FUND OF FUNDS: LONG/SHORT STRATEGIES LLC

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

O'CONNOR FUND OF FUNDS: MULTI-STRATEGY

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

O'CONNOR FUND OF FUNDS: TECHNOLOGY LLC

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

UBS EUCALYPTUS FUND, L.L.C.

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

UBS JUNIPER CROSSOVER FUND, L.L.C.

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

UBS MULTI-STRAT FUND, L.L.C.

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

UBS WILLOW FUND, L.L.C.

By:	/s/ Robert F. Aufenanger
Name: Robert F. Aufenanger
Title: Principal Accounting Officer

SCHEDULE I

Name of Investment Adviser

UBS Alternative and Quantitative Investments, LLC

UBS Eucalyptus Management, L.L.C.

UBS Juniper Management, L.L.C.

UBS Willow Management, L.L.C.

Name of Fund

O'Connor Fund of Funds: Equity Opportunity LLC

O'Connor Fund of Funds: Event LLC

O'Connor Fund of Funds: Long/Short Credit Strategies LLC

O'Connor Fund of Funds: Long/Short Equity Strategies LLC

O'Connor Fund of Funds: Multi-Strategy

O'Connor Fund of Funds: Technology LLC

UBS Eucalyptus Fund, L.L.C.

UBS Juniper Crossover Fund, L.L.C.

UBS Multi-Strat Fund, L.L.C.

UBS Willow Fund, L.L.C.